U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Commission file number: 000-31809

                              I-Tel Networks, Inc.
                -------------------------------------------------
                 (Name of small business issuer in its charter)

              NEVADA                     4812                86-0996897
      ......................      ..................      .................
      (State or jurisdiction      (Primary Standard      (I.R.S. Employer
       of incorporation or         Industrial             Identification No.)
       organization)               Classification .
                                   Code Number)

                             3544 Old Milton Parkway
                              Alpharetta, GA 30005
                                 (678) 762-1046
         ..............................................................
          (Address and telephone number of principal executive offices)

                             3544 Old Milton Parkway
                              Alpharetta, GA 30005
         ..............................................................
               (Address of principal place of business or intended
                          principal place of business)

                                F-R-M Corporation
                               18036 N 15th Street
                                Phoenix, AZ 85022
         ..............................................................
          (Former name or former address, if changed since last report)

                                   Mara Shane
                                1317 Pauline Way
                               Las Vegas, NV 89104
         ..............................................................
            (Name, address and telephone number of agent for service)


Item 1

On July 31, 2001, F-R-M corporation, the Registrant, entered into a definitive business combination agreement to acquire through a stock-for-stock exchange and subsequent merger K.S. Telecom Networks, Inc., a Georgia corporation ("KSTN"). KSTN is headquartered in Alpharetta, GA, and is in the business of providing wholesale international telecommunication services to international telephone carriers, including Voice over Internet Protocol (VOIP) services. KSTN provides its telecommunication services primarily through a leased switch in New York City, NY. The Certificate of Merger was filed in the office of the Secretary of State of Nevada on September 6, 2001.

Mechanically, F-R-M and KSTN commenced a stock-for-stock exchange, whereby all the shares of KSTN were exchanged in return for ten million two hundred twenty-six thousand and seventy-one (10,226,071) restricted shares of F-R-M. F-R-M had one million (1,000,000) shares issued and outstanding at the time of the share exchange. Subsequently, F-R-M merged KSTN into itself; F-R-M remaining as the surviving corporation. As such, this merger shall be characterized as a `reverse' merger.

Upon the merger the name of the surviving company was changed to I-Tel Networks, Inc. The officers and directors of F-R-M resigned contemporaneously with the completion of the merger transaction, and the officers and directors of KSTN were appointed to corresponding positions in the surviving corporation. In practical terms, then, KSTN stepped into the clothes of F-R-M and now performs all business operations as I-Tel Networks, Inc., the combined corporation.

The two  principal  shareholders  of F-R-M,  Philip M. Young and David M. Young,
entered  into  option  agreements  granting  certain   unaffiliated   individual
investors and consultants, referred to as collectively the `F-R-M Purchasing Group', options to purchase a total of 900,000 shares within 90-180 days from the date of the merger.

As of the date of this filing, the Registrant has 11,842,096 common shares issued and outstanding.


Security Ownership of Certain Beneficial Owners and Management.

List of 5% beneficial ownership of any class of stock:
------------------ -------------------------------------------------- ------------------------------- ----------------
Title of Class     Name and Address of Beneficial Owner           Amount and nature of                Percent of class
                                                                  beneficial ownership
------------------ -------------------------------------------------- ------------------------------- ----------------
                   Michael Krzeminski                             5,615,186
Common Stock       3544 Old Milton Parkway                        Direct and Beneficial                   47.42%
                   Alpharetta, GA  30005                          Ownership1
------------------ ---------------------------------------------- ----------------------------------------------------
                   Aaron Silverman                                3,616,107
Common Stock       3544 Old Milton Parkway                        Direct Ownership                        30.54%
                   Alpharetta, GA  30005
------------------ ---------------------------------------------- ----------------------------------------------------
1.       Of the 5,615,186 shares Mr. Krzeminski claims beneficial  ownership of,
         5,424,161 are owned  directly by Mr.  Krzeminski;  the remainder  being held by close relatives and friends of Mr. Krzeminski.

List of Management's ownership of any class of stock
------------------ -------------------------------------------------- ------------------------------- ----------------
Title of Class     Name and Address of Beneficial Owner           Amount and nature of                Percent of class
                                                                  beneficial ownership
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Michael Krzeminski                             5,615,186
                   3544 Old Milton Parkway                        Direct and                              47.4%
                   Alpharetta, GA  30005                          Beneficial Ownership1
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Aaron Silverman                                3,616,107
                   3544 Old Milton Parkway                        Direct Ownership                        30.5%
                   Alpharetta, GA  30005
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Michael Mazzei                                 475,803
                   3544 Old Milton Parkway                        Direct Ownership                         4.0%
                   Alpharetta, GA  30005
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Neil Moskowitz                                 150,000
                   3544 Old Milton Parkway                        Direct Ownership                         1.3%
                   Alpharetta, GA  30005
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Curtis T. Ramsey                               125,000
                   3544 Old Milton Parkway                        Direct Ownership                         1.1%
                   Alpharetta, GA  30005
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Michael Louie                                  105,000
                   3544 Old Milton Parkway                        Direct Ownership                         0.9%
                   Alpharetta, GA  30005
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       David Young, former officer                    446,500                                  3.8%
                   18036 N 15th Street                            Direct and
                   Phoenix, AZ 85022                              Beneficial Ownership
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Philip Young, former officer                   446,500                                  3.8%
                   18036 N 15th Street                            Direct and
                   Phoenix, AZ 85022                              Beneficial Ownership
------------------ -------------------------------------------------- ------------------------------- ----------------
Common Stock       Present and Former Officers and                10,550,096                              89.09%
                   Directors as a group.                          Direct and Beneficial Ownership(1)
------------------ -------------------------------------------------- ------------------------------- ----------------
1.       Of the 5,615,186 shares Mr. Krzeminski claims beneficial  ownership of,
         5,424,161 are owned  directly by Mr.  Krzeminski,  the remainder  being held by close relatives and friends of Mr. Krzeminski.


The officers and directors of the Company are as follows:

Name                                        Age               Position
----------------------------------------------------------------------------------------------------
Mr. Michael Krzeminski                      45                Chairman, CEO, Secretary, and Director

Mr. Aaron Silverman                         42                Treasurer, and Director

Mr. Curtis T. Ramsey                        35                Chief Financial Officer

Mr. Neil A. Moskowitz                       45                General Counsel

Mr. Michael Mazzei                          33                Chief Technology Officer, VP-Network
                                                              Operations

Mr. Michael Louie                           30                VP-Marketing, Business Development
----------------------------------------------------------------------------------------------------

The following is a brief description of the business background of the executive officers and directors of the Company.

Mr. Michael Krzeminski, President, Director, Corporate Secretary, and Chief Executive Officer

Mr. Krzeminski has been the CEO and Chairman of the Board of Directors of KSTN since its inception, and Mr. Krzeminski has recently become the corporate secretary. Prior to starting the company, Mr. Krzeminski was employed by LCI International, Inc. (now Qwest) in the sales and marketing department. Prior to that, Mr. Krzeminski was self-employed with businesses involved in various telecommunications aspects, including manufacturing, construction, product licensing, development, and international exporting of telecommunications technology and equipment.

Mr. Krzeminski holds an AA Degree from Palm Beach Community College.

Mr. Aaron Silverman, Treasurer

Mr. Silverman has served as the Treasurer and Director of the Company since its inception, and until May 2001 also served as the Company's Chief Financial Officer. In 1995 Mr. Silverman joined Premier Platforms, an equipment rental company based in Atlanta, Georgia, as a Partner, Secretary, and Treasurer. In 1998, Mr. Silverman co-founded Production Equipment Rentals based in Vancouver, B.C., and later that year co-founded K.S. Telecom, Inc. with Mr. Krzeminski. Mr. Silverman is currently a member of the Board of Directors of five privately held companies, and maintains a significant financial interest in each. Mr. Silverman does not devote a substantial amount of his time in the operation of the Company.

Mr. Silverman received Bachelors in Accounting degree from the University of North Carolina at Chapel Hill.

Mr. Curtis T. Ramsey, Chief Financial Officer

Mr. Ramsey joined the Company as Chief Financial Officer in May 2001. From 1999 to 2000, Mr. Ramsey was employed on a contract basis as Interim Chief Financial Officer and Treasurer for Metro USA, Inc., a private Phoenix, Arizona, based solid waste hauling company. From July 1999 to December 1999, Mr. Ramsey was Vice President, Chief Financial Officer, and Treasurer of Today.com, Inc. (NASDAQ OTCBB: TODY), a Tempe, Arizona, based start-up Internet software development company. In 1998, Mr. Ramsey was Vice-President - Finance, Chief Financial Officer for Equipment Leasing Corporation (ELC), a Scottsdale, Arizona, based privately held, heavy equipment leasing company. From 1992 to 1998, Mr. Ramsey served in various finance and treasury positions with Allied Waste Industries, Inc.

Mr. Ramsey earned a BBA in Finance from Texas Christian University and holds a Graduate Banking Certificate from NationsBank.

Mr. Neil A. Moskowitz, General Counsel

Mr. Moskowitz has served as In-house Counsel. Mr. Moskowitz has resigned from the position of corporate secretary. Prior to joining the Company, Mr. Moskowitz spent fifteen years at Simpson Law Offices in Atlanta, Georgia, as a corporate lawyer.

Mr. Moskowitz graduated from the University of North Carolina at Chapel Hill and Mercer Law School.

Mr. Michael Mazzei, Chief Technology Officer, Vice President-Network Operations

Mr. Mazzei has served as the Company's Chief Technology Officer and Vice President of Network Operations since inception. Prior to joining the Company, Mr. Mazzei was self-employed as Coyote Systems (a sole proprietor) beginning in 1995.

Mr. Mazzei received his Bachelor's Degree in Electronic Engineering from DeVry Institute.

Mr. Michael Louie, VP-Marketing and Business Development

Mr. Louie joined the Company in June 2001 as the Vice President of Marketing and Business Development. Prior to joining the Company, Mr. Louie was the Director of Carrier Sales for Fiberworks, Inc., a Metro Access Network provider. Prior to Fiberworks, Mr. Louie was the Business Development Manager for Secureworks, Inc. Mr. Louie was also a top producer in sales during the years of 1997, 1998 and 1999 for Qwest Communications/LCI International, Inc. Prior to entering the telecommunications industry, Mr. Louie served on the branch management team at Norwest Financial, Inc. from 1992 to 1996.

Mr. Louie received his BBA in Banking and Finance, from the University of Georgia.

Executive Compensation

                                             Summary Compensation Table

                                             Annual                              Long Term Compensation
                                          Compensation
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
  Name & Position     Year        Salary       Bonus      Other       Restricted        Securities     LTIP Payouts     All Other
                                                                                        underlying
                                                                     Stock Awards     options/ SARs         ($)           Comp.
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
Michael               2001       $216,000        $0         $0      160,000 shares          0             256,410        45,000
                      2000       $115,000        $0         $0                              0             shares        shares as
Krzeminski, CEO                                                                                                         director
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
Curtis Ramsey, CFO    2001       $110,000        $0         $0       10,000 shares          0          94,018 shares       $0
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
Neil Moskowitz,       2001       $56,200                                                               85,471 shares
Corporate             2000
Secretary and
Counsel
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
                      2001       $60,000                                                               45,000 shares     45,000
Aaron Silverman,      2000       $24,000                                                                                shares as
Treasurer                                                                                                               director
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------
Micheal Mazzei        2001       $138,000                                                                 117,949        $60,000
                                                                                                          shares
-------------------- -------- --------------- --------- ----------- ---------------- ----------------- -------------- --------------

The restricted stock awards are based on a formula: salary/1.17 vesting over three years. Michael Louie gets 10,000 shares of restricted stock every month as compensation for his services.

Compensation of Directors

No cash compensation shall be paid for directors' services. However, payment of a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized by resolution of the Board.

KSTN compensated each of its directors with stock options to purchase 45,000 shares of common stock, at the exercise price of $0.07, vesting equally over three years beginning 12 months from the date of grant, and expiring 10 years from the date of grant or resignation from the Board.

Resignation of Director

On June 1, 2001, Gary Nelson resigned his position as an outside director of KSTN.


Item 2

Assets to be acquired by Registrant include various telecommunication equipment including network routers, small amounts of cash and cash equivalents in operating accounts, rented office equipment and lease at the Alpharetta, GA headquarters and New York equipment leasing, as well as substantial goodwill developed through the established and ongoing business of KSTN. Registrant will utilize this acquisition by continuing the business of KSTN and intends to expand the telecommunication services of KSTN to attain future growth.


Item 3

N/A


Item 4

N/A

Item 5. Other Events and Regulation FD Disclosure.

Description of Business

I-Tel Networks, Inc. ("I-Tel" or the "Company") was formed by the merger of KS Telecom Networks, Inc., and F-R-M Corporation. The business originally began as KS Telecom, Inc., a Georgia corporation incorporated as an S corp. in August 1998 (KST). KS Telecom Networks, Inc., a C corporation incorporated in Georgia in October 2000 (KSTN), was formed by KST management and assumed certain business assets and operations of KST as of January 2001. On July 31, 2001, KSTN completed a "reverse merger" with F-R-M Corporation, a Nevada corporation, incorporated in April 1996 (FRM), that was a reporting company under the Securities Exchange Act of 1934. Prior to the merger, F-R-M was a development stage entity, and was seeking suitable merger candidates. Effective with the merger, the officers and directors of FRM resigned their positions and the officers and directors of KSTN assumed operational control of the surviving entity, which, subsequent to the merger, changed its name to I-Tel Networks, Inc.

The international telecommunications market consists of all calls (voice, fax and data) that originate on a domestic telephone network in one country and terminate on that of another. According to TeleGeography, a market research firm, international long distance traffic worldwide increased from 22 billion minutes in 1988 to 93 billion minutes in 1998. This market is projected to reach approximately 146-168 billion minutes by the year 2002, a cumulative annual growth rate of 12% to 16%. Revenues derived from these minutes equalled approximately $69 billion in 1998, and are expected to reach approximately $71 billion by 2002.

The major international telecom companies (AT&T, Sprint, British Telecom, Deutsche Telecom, MCI/WorldCom, Global Crossing) have focused their operations in North America, South America, Western Europe and the Pacific Rim. These markets contain significant international telecommunication traffic volumes and the adequate infrastructure in place to allow rapid expansion and greater market penetration in a shorter period of time. Historically, they have not expanded into other markets, including Africa and regions of the Far East, principally because of the lack of adequate infrastructure, which would require increased capital expenditures in order to reach and effectively operate in those areas.

Therefore, the Company has focused its operations in Africa and certain regions of the Far East, as these markets are characterized by:
   i)   high  international long  distance  rates;
   ii) lack of sufficient infrastructure to support wide-spread telephonic communication; and
   iii) relatively low  competition amongst telecommunication service providers.

France Telecom is the only major telecom provider in these markets. These regions typically do not have the necessary `land line' infrastructure in place to handle a high volume of telephones or telephonic traffic. In these regions, the majority of telephonic traffic today is carried via satellite and/or Voice Over Internet Protocol (VOIP). Hence, long distance rates to and from these areas, as well as local phone service, is disproportionately higher than in more highly developed areas. Additionally, local phone service is seen more as a luxury than a necessity, for both residential and business customers.

I-Tel is in the business of building and operating private international telecommunications networks and originating and terminating international voice and data traffic in these select foreign markets. The Company intends, among other business strategies, to deploy, manage and own a private voice, video and data networks enabling it to be a full service provider within selected markets using fixed wireless technology. The Company currently owns and/or operates with partners five networks in four foreign markets as follows:

         Ivory Coast (Abidjan)
         Nigeria (Lagos)
         Senegal (Dakar) (2)
         Swaziland

Each network is capable of providing the following services:

o Voice Termination (Calls from other countries coming into the country)
o Voice Origination  (Calls from within the country going to other  countries)
o Calling Card Service (Prepaid long distance  service)
o Internet Access
o Wireless Local Loops (Local  calling and dial tone service)
o Private Line Services  (Dial tone and dedicated phone lines)
o Frame Relay Services (Data transfer protocols)
o Virtual Private Networks ("VPN") Services (Customer leased private phone and data networks within its own infrastructure)

Presently, in each market, the Company is only providing Voice Termination, Internet Access and Frame Relay services. These calls originate from the United States and are terminated on the Company's networks in those specific foreign countries.

Typical customers include long distance providers, such as Verizon or MCI/Worldcom, 1+ long distance providers, such as 10+10+220, and other wholesale network operators, such as SuperNet or Telstra. The company does not have any long-term contracts with the aforementioned companies, and the selection by these providers is highly dependent upon the lowest priced service. Revenues are generated in US Dollars and collected locally. Typical payment terms vary from net, 2 days to net, 30 days, but the Company does have receivables well beyond 30 days. Long-term contracts are not typical in this industry and generally have same-day cancellation provisions. Due to the fluctuation of long-distance rates and the ease of switching networks, the Company will have anywhere from 5 to 15 active customers at any one time.

With respect to the international long distance market, I-Tel competes with many of the largest telecommunications providers, including AT&T, MCI WorldCom, and Sprint. These companies are substantially larger and have greater financial, technical, engineering, personnel and marketing resources, and longer operating histories, greater name recognition, and larger customer bases. The Company also competes with smaller, emerging carriers in the international long distance market including World Access, Primus, and RSL.

In addition, I-Tel competes with large operators in foreign countries. These companies may have larger, more established customer bases and other competitive advantages. The Company is a licensed international carrier, under Section 214 of the Communications Act of 1934, as amended. The license grants the authority to the Company to construct a new line, or acquire or operate any line, or engage in transmission over or by means of such additional line for the provision of common carrier communications services between the United States, its territories or possessions, and a foreign point.

In order to establish an operating presence in foreign markets, the Company routinely enters into joint venture and operating agreements with foreign nationals and corporations in the host countries. These foreign nationals/corporations are ultimately responsible for obtaining the necessary licenses and government approvals for the Company to operate in their respective countries. At present, the Company, through its foreign partners, has obtained all the necessary permits, licenses and approvals to operate in its existing foreign markets.

The US long-distance industry, both local and international, has been undergoing rapid change due to the deregulation of the telecommunications markets, beginning with the US Government break-up of AT&T, and the Telecommunications Act of 1996. Increased competition, as new providers enter the market place, has significantly reduced the cost of local and international long-distance calls. Deregulation in other countries could also result in significant rate reductions for US originated voice and data calls. Competition from existing or new competitors could substantially affect the Company's revenues from the sale of international voice and data traffic.

The Company currently employs 6 persons, 4 of which are full-time employees.

Litigation Against KST

There is a risk that due to similarity of ownership, names, business, etc. a court could force K.S. Telecom Networks, Inc. (KSTN) to assume the liabilities of K.S. Telecom, Inc. (KST), under successor liability or other legal theories. I-Tel Networks, Inc., as successor to K.S. Telecom Networks, Inc., could face the liabilities of the combined entities.

K.S. Telecom, Inc., was sued in United States District Court, Southern District of New York on May 3, 2000. The suit arose out of the alleged breach of an equipment lease by K.S. Telecom, Inc. On March 7, 2001, K.S. Telecom, Inc.'s counterclaims were dismissed, and the court granted Netrix Leasing partial summary judgment on its breach of lease and conversion claims. In a consent agreement dated May 22, 2001, K.S. Telecom Networks, Inc. agreed to pay Netrix Leasing $265,000 plus attorney fees of $60,000 and other costs and disbursements incurred in the above referenced civil action, as allowed by law. The Company has a payment schedule with Netrix Leasing, LLC. K.S. Telecom Networks, Inc. is supposed to issue warrants with an exercise price of $00.675 to Netrix, granting Netrix the rights to 1% of the total number of outstanding shares or 120,000 shares, whichever is greater. K.S. Telecom Networks, Inc., is required to pay 5% of any financing raised to Netrix Leasing, LLC, and the whole judgment is required to be paid, if more than $4,000,000 is raised.

In the superior court of Gwinnett County in the State of Georgia, Phillip Kim, a resident of Florida, is suing K.S. Telecom, Inc. (KST) and Michael Krzeminski in connection with a promissory note and a personal guarantee. On March 21, 2000, Mr. Kim filed a verified complaint against K.S. Telecom, Inc. and Michael Krzeminski alleging that he invested more than half a million dollars with the expectation of becoming a 20% shareholder of K.S. Telecom, Inc., which was never issued. A settlement was reached with KST issuing a promissory note for $215,562.04, plus interest at 11% per annum (16% per annum after default). On June 7, 2000, K.S. Telecom, Inc. granted a security interest over accounts receivable of KST. On August 8, 2001, Philip Kim is seeking acceleration of the note in the amount of $125,562.04, plus a minimum of $20,735.79 of interest and attorney's fees. Philip Kim has asked the court for the account receivables to be segregated and sent to him. Phillip Kim has revoked K.S. Telecom's use of cash collateral, which would have a drastic impact on I-Tel Networks, Inc. If the court accepts substantive consolidation of KST and I-Tel Networks, Inc., then it would seriously impair the Company's ability to continue as a going concern. K.S. Telecom, Inc. is currently in default of the payment plan.


Litigation Against KSTN

K.S. Telecom Networks, Inc. is being threatened with a lawsuit from WorldPoint Communications, Inc., in connection with telecommunication services. As of July 6, 2001, the outstanding balance, according to the vendor, was $29,607.06.

In United States District Court of the Southern District of Florida, Megacom Corporation is suing KS Telecom U.S.A., Inc. (There is no company in existence with the name of KS Telecom U.S.A., Inc.) The suit alleges that $244,875.76 worth of services remains unpaid for. The Company is currently defending the suit and is intending on filing a counter-claim against Megacom Corporation.

A Nigerian telephone company, International Gateway Services, Inc., threatened to sue K.S. Telecom Networks, Inc. for approximately $140,000 and costs for allegedly owed partnership profit share on July 12, 2001. The Company contests the claims made by International Gateway Services, Inc. and intends on defending against the threatened lawsuit if and when it is filed.

Certain Transactions/Transactions with Affiliates

In October 2000, the Company entered into a consulting agreement with Pac West Acquisitions Corporation, a California consulting firm, whereby Pac West would provide the Company with various financial, business planning, and consulting services related to merger and acquisitions in return for $125,000, subject to the terms and conditions laid down in said Agreement.

In September 2000, the Company entered into a consulting agreement with Sierra Advisors, Inc. whereby Sierra Advisors would provide the Company with various finder services related to financial planning and fundraising activities in return for 3% of all funds raised and 75,000 shares of common stock, subject to the terms and conditions given in its Consulting Agreement. Sierra Advisors, Inc., is affiliated with the law firm of Zankowski & Associates, LLC. Sierra Advisors has also received options to purchase 40,000 shares of the Company from former officers and directors of F-R-M at the exercise price of $0.25 per share.

There are substantial cash advances for travel and other expenses to Michael Krzeminski, other officers, and directors. Aaron Silverman has engaged in financing the operations on a short-term basis, and he has extended significant loans to the company. The outstanding loans from Aaron Silverman have been from approximately $110,000 to as low as $28,000 at the end of the first quarter, averaging approximately $50,000 for the first quarter of 2001. Currently there are 3 demand loans outstanding worth a total of $130,000. These loans are denominated in the amounts of $50,000, $50,000, and $30,000. There are approximately $128,000 in non-interest bearing advances to employees. A substantial amount of the advances represent travel advances and unreconciled expenses. These advances are demand loans without any stated interest rate and are repayable from future salaries payable.

In September 2001, pursuant to the Merger Agreement between F-R-M and KSTN, certain investors and/or consultants, referred to collectively as the `F-R-M Purchasing Group', entered into option agreements with the former principal shareholders of F-R-M, namely David Young and Philip Young, to purchase up to 700,000 shares of the Company at the price of $0.25 per share, and an additional 200,000 shares at the price of $1.00 per share.


Item 6.

Upon the merger, the Board of Directors of F-R-M appointed Mr. Krzeminski and Mr. Silverman to the Board of the Company. Thereafter, the officers and directors of F-R-M resigned from their respective positions.


Item 7. Management's Discussion and Analysis or Plan of Operation.

The Company is unable to provide audited financials at the time of this filing. The Company is seeking to retain independent auditors to complete consolidated audits of the merged corporation as required.

The Company is experiencing cash flow problems and capital shortage. In case the Company fails to obtain necessary funding on a timely basis it may not be able to continue its operations.

The Company has commenced an offering of its securities pursuant to Rule 506 of Regulation D. Intra-Network Securities, Inc., a California based broker-dealer, is conducting this offering on behalf of the Company. The Company has raised a total of US$ 1,175,000 in the offering since January 2001.

The Company is presently in default of interest payments due on senior convertible securities issued to investors in the offering. The Company owes approximately $10,000 in past-due interest payments for August 2001. The outstanding principal amount of $1,175,000 of notes is convertible into common stock at the conversion rate of $1.24/share.

K.S. Telecom Networks, Inc. owes approximately $15,000 to the landlord of its former principal offices in past due rent payments.


Item 8

N/A


Item 9

N/A


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        I-Tel Networks, Inc. (Registrant)

                        By /s/ Michael Krzeminski
                        -------------------------
                               Michael Krzeminski, Chief Executive Officer